UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 10, 2015

Commission File Number:  000-03718

Park City Group, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
37-1454128
(IRS Employer Identification No.)

299 S Main Street, Suite 2370, Salt Lake City, Utah 84111
(Address of principal executive offices)

435-645-2000
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 10, 2015, Park City Group, Inc. (the "Company") entered into subscription agreements with investors (the "Subscription Agreements"), relating to the issuance and sale of 572,500 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), in a registered direct offering. The purchase price for each share of Common Stock was $12.50.

Brean Capital LLC ("Brean") acted as the exclusive placement agent in this offering pursuant to the terms of a placement agency agreement, dated April 10, 2015, between the Company and Brean (the "Placement Agency Agreement"). Pursuant to the Placement Agency Agreement, the Company agreed to pay Brean a placement agent fee equal to 5% of the gross proceeds of the offering and to reimburse Brean for certain out-of-pocket expenses incurred in connection with the offering.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and Brean, including for liabilities under the Securities Act of 1933, as amended (the "Securities Act"), and other obligations of the parties.

The offering of Common Stock was made pursuant to a prospectus supplement dated April 10, 2015, as amended April 14, 2015, and an accompanying base prospectus dated April 2, 2015, pursuant to the Company's shelf registration statement on Form S-3 that became effective on April 6, 2015 (File No. 333-202954) (the "Registration Statement"). The offering closed on April 15, 2015.

Copies of the form of Subscription Agreement and the Placement Agency Agreement are attached to this Current Report on Form 8-K as Exhibits 10.01 and 10.02, respectively, and are incorporated herein by reference. The foregoing descriptions of the Subscription Agreements and the Placement Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to such exhibits. The representations, warranties and covenants contained in the Placement Agency Agreement and the Subscription Agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreement, may be subject to limitations agreed upon by the contracting parties, and should not be relied upon by anyone other than the parties thereto.

Item 8.01 Other Events.

On April 10, 2015, the Company issued a press release announcing the registered direct offering, and on April 16, 2015, the Company issued a press release announcing the closing of the offering. Copies of the press releases are attached hereto as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park City Group, Inc.

Date:   April 16, 2015
By:	/s/ Ed Clissold

Name: Ed Clissold
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Form of Subscription Agreement
EX-10.2	Placement Agency Agreement
EX-99.1	Registered Direct Offering PR
EX-99.2	Registered Direct Closing PR